Exhibit (d)(12)(iv)


                                 AMENDMENT NO. 3
                                       TO
                          INVESTMENT ADVISORY AGREEMENT


        AMENDMENT NO. 3 to Investment Advisory Agreement ("Amendment No. 3"), dated as of March 1, 2001, between The Equitable Life Assurance Society of the United States, a New York corporation ("Equitable") and Alliance Capital Management L.P., a Delaware limited partnership ("Adviser").

        Equitable and the Adviser agree to modify and amend the Investment Advisory Agreement dated as of May 1, 1999 ("Agreement"), as amended by Amendment No. 1 dated October 18, 1999 ("Amendment No. 1"), as amended by Amendment No. 2 dated May 1, 2000 as follows:

1. NEW PORTFOLIO. Equitable hereby affirms its appointment of the Adviser as the investment adviser for the EQ/Bernstein Diversified Value Portfolio ("New Portfolio") on the terms and conditions set forth in the Agreement, Amendment No. 1 and Amendment No. 2.

2. PORTFOLIOS. Equitable hereby affirms its appointment of the Adviser as the investment adviser for the EQ/Alliance Premier Growth Portfolio, each of the Portfolios added to the Agreement by Amendment No. 1 and for the EQ/Alliance Technology Portfolio that was added to the Agreement by Amendment No. 2 on the terms and conditions set forth in the Agreement, Amendment No. 1 and Amendment No. 2. With respect to the EQ/Aggressive Stock Portfolio and the EQ/Balanced Portfolio, Equitable may from time to time allocate and reallocate the assets of each of those Portfolios to one or more investment advisers in addition to the Adviser.

3. DURATION. Section 9 of the Agreement is replaced in its entirety as follows:

        (a) The Agreement became effective with respect to the EQ/Alliance Premier Growth Portfolio on May 1, 1999, became effective on October 18, 1999 for each of the Portfolios added to the Agreement by Amendment No. 1, including the Alliance Aggressive Stock Portfolio (which was renamed the "EQ/Aggressive Stock Portfolio") and the Alliance Balanced Portfolio (which was renamed the "EQ/Balanced Portfolio') and became effective on May 1, 2000 for the EQ/Alliance Technology Portfolio.

        (b)  The  Agreement   will  continue  in  effect  with  respect  to  the
EQ/Alliance Premier Growth Portfolio until April 30, 2001 and may be continued thereafter pursuant to (f) below.

        (c) The Agreement will continue in effect with respect to each of the Portfolios specified in Amendment No. 1, including the EQ/Aggressive Stock Portfolio, and EQ/Balanced Portfolio until October 17, 2001 and may be continued thereafter pursuant to (f) below.

        (d)  The  Agreement   will  continue  in  effect  with  respect  to  the
EQ/Alliance Technology Portfolio until May 1, 2002 and may be continued thereafter pursuant to (f) below.

        (e)  The  Agreement   will  continue  in  effect  with  respect  to  the
EQ/Bernstein Diversified Value Portfolio until March 1, 2003 and may be continued thereafter pursuant to (f) below.

        (f) With respect to each Portfolio this Agreement shall continue in effect annually after the date specified in subsection (b), (c) (d) and (e) as the case may be, only so long as such continuance is specifically approved at least annually either by the Board of Trustees or by a majority of the outstanding voting securities of the Portfolio, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the EQ Advisors Trust who are not "interested persons" (as defined in the Investment Company Act of 1940) (the "Independent Trustees") of any party to the Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act of 1940) of shares of such Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other portfolio affected by this Agreement or (b) all the portfolios of the Trust.

3. APPENDIX A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Adviser is appointed as the investment adviser (or one of the investment advisers) and the fees payable to the Adviser with respect to each Portfolio (or portion thereof) for which the Adviser provides services under the Agreement, as designated from time to time by Equitable, is hereby replaced in its entirety by Appendix A attached hereto.

        Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.


                                                ALLIANCE CAPITAL MANAGEMENT L.P.

                                                By:  ALLIANCE CAPITAL MANAGEMENT
 THE EQUITABLE LIFE ASSURANCE SOCIETY OF        CORPORATION, its General Partner
 THE UNITED STATES


 By: /s/ Brian S. O'Neil                        By: /s/ Mark R. Manley
     ----------------------------------             ----------------------------
        Brian S. O'Neil                                 Mark R. Manley
        Executive Vice President                        Assistant Secretary

                                                                        APPENDIX A
                                                                    TO AMENDMENT NO. 3
                                                             TO INVESTMENT ADVISORY AGREEMENT

                                                                        BREAKPOINTS
------------------------------------------------------------------------------------------------------------------------------
                                              $150 Million $300 Million  $350 Million $450 Million  $500 Million  $750 Million
                                  First $150    to $300     to $350       to $450       to $500       to $750      to $1
                                   Million      Million     Million       Million       Million       Million      Billion
                                   -------      -------     -------       -------       -------       -------      -------
Alliance Common Stock               0.325%      0.325%      0.325%        0.340%        0.340%        0.340%       0.305%
Alliance Conservative Investors     0.300%      0.300%      0.300%        0.300%        0.300%        0.300%       0.280%
Alliance Equity Index               0.050%      0.050%      0.050%        0.050%        0.050%        0.050%       0.050%
Alliance Global                     0.600%      0.500%      0.400%        0.400%        0.400%        0.350%       0.350%
Alliance Growth and Income          0.350%      0.350%      0.350%        0.350%        0.300%        0.300%       0.300%
Alliance Growth Investors           0.380%      0.380%      0.380%        0.380%        0.380%        0.380%       0.380%
Alliance High Yield                 0.380%      0.380%      0.380%        0.380%        0.380%        0.380%       0.355%
Alliance Intermediate Gov't         0.280%      0.280%      0.280%        0.280%        0.280%        0.280%       0.255%
Alliance International              0.650%      0.550%      0.450%        0.450%        0.450%        0.400%       0.400%
Alliance Money Market               0.130%      0.130%      0.130%        0.130%        0.130%        0.130%       0.105%
Alliance Quality Bond               0.305%      0.305%      0.305%        0.305%        0.305%        0.305%       0.280%
Alliance Small Cap Growth           0.500%      0.500%      0.500%        0.500%        0.500%        0.500%       0.500%
EQ/Alliance Aggressive*             0.300%      0.300%      0.300%        0.300%        0.300%        0.300%       0.300%
EQ/Alliance Balanced*               0.300%      0.300%      0.300%        0.300%        0.300%        0.300%       0.280%
EQ/Alliance Premier Growth
  Portfolio                         0.500%      0.500%      0.500%        0.500%        0.500%        0.500%       0.500%




                                     First $500 Million     Next $500 Million      Over $1 Billion
                                     ------------------     -----------------      ---------------
EQ/Alliance Technology Portfolio           0.650%                 0.570%               0.525%


                                             First $500 Million     Over $500 Million
                                             ------------------     -----------------
EQ/Bernstein Diversified Value Portfolio           0.350%                 0.300%

-------------------
*Fee to be paid with respect to this Portfolio shall be based only on the portion of the Portfolio's average daily net assets advised by the Adviser, which may be referred to as the "Alliance Allocated Portion".

                                                         APPENDIX A (CONTINUED)
                                                           TO AMENDMENT NO. 3
                                                      TO INVESTMENT ADVISORY AGREEMENT

                                                              BREAKPOINTS
----------------------------------------------------------------------------------------------------------
                                    $1 Billion    1.5 Billion  2 Billion   2.5 Billion  5 Billion   Over
                                     to $1.5       to $2.0      to $2.5      to $5       to $10     $10
                                     Billion       Billion      Billion     Billion      Billion   Billion
                                     -------       -------      -------     -------      -------   -------
Alliance Common Stock                0.305%        0.255%       0.255%      0.235%      0.225%     0.225%
Alliance Conservative Investors      0.280%        0.230%       0.230%      0.205%      0.180%     0.180%
Alliance Equity Index                0.050%        0.050%       0.050%      0.050%      0.050%     0.050%
Alliance Global                      0.350%        0.350%       0.350%      0.350%      0.350%     0.350%
Alliance Growth and Income           0.300%        0.300%       0.300%      0.300%      0.300%     0.300%
Alliance Growth Investors            0.330%        0.330%       0.305%      0.305%      0.280%     0.255%
Alliance High Yield                  0.355%        0.330%       0.330%      0.310%      0.300%     0.300%
Alliance Intermediate Gov't          0.255%        0.230%       0.230%      0.210%      0.200%     0.200%
Alliance International               0.400%        0.400%       0.400%      0.400%      0.400%     0.400%
Alliance Money Market                0.105%        0.080%       0.080%      0.060%      0.050%     0.050%
Alliance Quality Bond                0.280%        0.255%       0.255%      0.235%      0.225%     0.225%
Alliance Small Cap Growth            0.450%        0.450%       0.425%      0.425%      0.400%     0.375%
EQ/Alliance Aggressive*              0.250%        0.250%       0.250%      0.250%      0.250%     0.250%
EQ/Alliance Balanced*                0.280%        0.230%       0.230%      0.205%      0.180%     0.180%
EQ/Alliance Premier Growth
  Portfolio                          0.500%        0.500%       0.500%      0.500%      0.500%     0.500%


-------------------
*Fee to be paid with respect to this Portfolio shall be based only on the portion of the Portfolio's average daily net assets advised by the Adviser, which may be referred to as the "Alliance Allocated Portion".